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                   UNITED CITIES GAS COMPANY AND SUBSIDIARIES

         COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES

                           FOR THE TWELVE MONTHS ENDED


(Unaudited, in thousands, except ratio amounts)

                                                            3-31-97  12-31-96  12-31-95  12-31-94  12-31-93  12-31-92
                                                            -------  --------  --------  --------  --------  --------
Fixed Charges, as defined:
   Interest on long-term debt ...........................   $14,418   $14,681   $13,697   $14,026   $14,553   $12,965
   Amortization of debt discount ........................       278       285       227       227       220       181
                                                            -------   -------   -------   -------   -------   -------
      Total .............................................   $14,696   $14,966   $13,924   $14,253   $14,773   $13,146
                                                            =======   =======   =======   =======   =======   =======
Earnings, as defined:
   Net income ...........................................   $15,793   $17,202   $ 9,935   $12,093   $12,150   $10,218
   Taxes on income ......................................     9,643    10,006     6,970     6,503     5,681     5,171
   Fixed charges, as above ..............................    14,696    14,966    13,924    14,253    14,773    13,146
                                                            -------   -------   -------   -------   -------   -------
      Total .............................................   $40,132   $42,174   $30,829   $32,849   $32,604   $28,535
                                                            =======   =======   =======   =======   =======   =======

Ratio of Consolidated Earnings to Fixed Charges .........      2.73      2.82      2.21      2.30      2.21      2.17
                                                            =======   =======   =======   =======   =======   =======












































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